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                                                                 EXHIBIT 99.5(a)

                     MONY Life Insurance Company of America
                           1290 Avenue of the Americas
                            New York, New York 10104

                                                                      SHANE DALY
                                                              Vice President and
                                                       Associate General Counsel

                                                                   (212)314-3912
                                                               FAX (212)707-1791

                                                                  LAW DEPARTMENT

                                                                  April 24, 2015

MONY Life Insurance Company of America
1290 Avenue of the Americas
New York, NY 10104

Dear Sirs:

         This opinion is furnished in connection with the filing by MONY Life Insurance Company of America ("MONY America") of Post-Effective Amendment No. 2 to a Registration Statement of MONY America for the purpose of registering guaranteed interest account with market value adjustment interests under flexible premium annuity contracts ("Interests") under the Securities Act of 1933 and to add a prospectus, as previously reviewed by the staff.

         The Interests are purchased with contributions received under individual variable annuity contracts (the "Contracts"). As described in the prospectus included in the Registration Statement, the Contracts are designed to provide for retirement income benefits.

         I have examined such corporate records of MONY America and provisions of the Arizona Insurance Law as are relevant to authorization and issuance of the Contracts and such other documents and laws as I consider appropriate. On the basis of such examination, it is my opinion that:

         1. MONY America is a corporation duly organized and validly existing under the laws of the State of Arizona.
         2. The Contracts (including any Interests credited thereunder) are duly authorized and, when issued in accordance with applicable regulatory approvals, represent validly issued and binding obligations of MONY America.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Shane Daly
                                        ---------------------------------------
                                        Shane Daly